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                                                                   Exhibit 23.02

                        Consent of Independent Auditors

The Board of Directors
Exodus Communications, Inc:

   We consent to the incorporation by reference in the registration statement on Form S-3 of Exodus Communications, Inc. filed on or about June 27, 2000, of our report dated January 25, 2000, relating to the consolidated balance sheets of Exodus Communications, Inc. and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' (deficit) equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related financial statement schedule, which report appears in the December 31, 1999, annual report on Form 10-K of Exodus Communications, Inc. We also consent to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG LLP

Mountain View, California
June 27, 2000